Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5456, 33-38590, 33-39387, 33-53763, 333-19735, 333-50583, 333-101767, 333-109359, 333-110726 and 333-159666) of CLARCOR Inc. of our report dated January 25, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Nashville, TN
January 25, 2013